    As filed with the Securities and Exchange Commission on November 5, 2001
                                                   Registration No. 333-72440
                                                   Registration No. 333-72440-01
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                Amendment No. 1

                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                             MEDIACOM BROADBAND LLC
                         MEDIACOM BROADBAND CORPORATION
           (Exact names of registrants as specified in their charters)


       Delaware                     4841                      06-1615412
       Delaware                     4841                      06-1630167
    (State or other           (Primary Standard            (I.R.S. Employer
    jurisdiction of               Industrial            Identification Numbers)
    incorporation or          Classification Code
     organization)                 Numbers)

                              100 Crystal Run Road
                           Middletown, New York 10941
                                 (845) 695-2600

       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                Rocco B. Commisso
                      Chairman and Chief Executive Officer
                       Mediacom Communications Corporation
                              100 Crystal Run Road
                           Middletown, New York 10941
                                 (845) 695-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                            Robert L. Winikoff, Esq.
                              Ira I. Roxland, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

                             ----------------------


         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Mediacom Broadband LLC

     Article VIII of Mediacom Broadband LLC's Amended and Restated Operating Agreement (the "Operating Agreement") provides as follows:

     No Indemnified Person (as defined) shall be liable, directly or indirectly, to the Company or to any other member for any act or omission in relation to the Company or the Operating Agreement taken or omitted by such Indemnified Person in good faith, provided that such act or omission does not constitute gross negligence, fraud or willful violation of the law or the Operating Agreement. The Company shall, to the fullest extent permitted by the Delaware Act, indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatsoever nature relating to activities undertaken in connection with the Company, including but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of law or the Operating Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

     Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware Act") empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

     Mediacom Broadband Corporation

     Article VI of Mediacom Broadband Corporation's Certificate of Incorporation provides as follows:

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Article VII of Mediacom Broadband Corporation's By-Laws provides as follows:

     The Corporation shall indemnify any person to the full extent permitted, and in the manner provided, by the Laws of the State of Delaware, as the same now exists or may hereafter be amended.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to

                                      II-1

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procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees)actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits



Exhibit
Number       Exhibit Description
------       -------------------
3.1          Certificate of Formation of Mediacom Broadband LLC*
3.2          Amended and Restated Limited Liability Company Operating Agreement of
             Mediacom Broadband LLC*
3.3          Certificate of Incorporation of Mediacom Broadband Corporation*
3.4          By-Laws of Mediacom Broadband Corporation*
4.1          Indenture relating to the 11% Senior Notes due 2013 of Registrants, dated as of June 29, 2001*
4.2          Registration Rights Agreement, dated as of June 29, 2001, among Registrants and Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Credit Suisse
             First Boston Corporation, BMO Nesbitt Burns Corp., Dresdner Kleinwort
             Wasserstein-Grantchester, Inc., Scotia Capital (USA) Inc., SunTrust
             Equitable Securities Corporation, BNY Capital Markets, Inc. and Mizuho
             International plc, as the initial purchasers of the initial notes.*
5.1          Opinion of Sonnenschein Nath & Rosenthal
8.1          Opinion of Sonnenschein Nath & Rosenthal regarding federal income tax matters
10.1         Credit Agreement dated as of July 18, 2001 for the Mediacom Broadband subsidiary credit facility*
21.1         Subsidiaries of Mediacom Broadband LLC*
23.1         Consent of Arthur Andersen LLP*
23.2         Consent of PriceWaterhouseCoopers LLP*
23.3         Consents of Sonnenschein Nath & Rosenthal (included in Exhibits 5.1 and
             8.1)
24.1         Powers of Attorney (included as part of signature pages)*
25.1         Statement of Eligibility on Form T-1 of The Bank of New York to act as
             Trustee under the Indenture*
99.1         Form of Letter of Transmittal with respect to the exchange offer
99.2         Form of Instruction Letter to Registered Holders*
99.3         Form of Notice of Guaranteed Delivery*



----------------------
*    Previously filed with this Registration Statement


     (b)  Financial Statement Schedules

          None.

Item 22. Undertakings.

     Mediacom Broadband LLC and Mediacom Broadband Corporation (the "Registrants") hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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

     The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on November 5, 2001


                          Mediacom Broadband LLC

                          By:      Mediacom Communications Corporation
                                   its managing member

                                   By: /s/ ROCCO B. COMMISSO
                                       ---------------------
                                           Rocco B. Commisso,
                                           Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




              Signature                                          Title                                       Date
              ---------                                          -----                                       ----
  /s/ Rocco B. Commisso                   Chairman and Chief Executive Officer (Principal              November 5, 2001
--------------------------------
Rocco B. Commisso                         Executive Officer )

  /s/ Mark E. Stephan                     Senior Vice President, Chief Financial Officer,              November 5, 2001
---------------------------------
Mark E. Stephan                           Treasurer and Director (Principal Financial and
                                          Accounting Officer)
              *                           Director                                                     November 5, 2001
---------------------------------
William S. Morris III

              *                           Director                                                     November 5, 2001
---------------------------------
Craig S. Mitchell

              *                           Director                                                     November 5, 2001
---------------------------------
Thomas V. Reifenheiser

              *                           Director                                                     November 5, 2001
---------------------------------
Natale S. Ricciardi

              *                           Director                                                     November 5, 2001
---------------------------------
Robert L. Winikoff




* Mark E. Stephan, pursuant to Powers of Attorney (selected by each of the officers and directors listed above and indicated by signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.




November 5, 2001                              /s/ Mark E. Stephan
                                            --------------------------------
                                                  Mark E. Stephan

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on November 5, 2001.


                                  Mediacom Broadband Corporation

                                  By:/s/ ROCCO B. COMMISSO
                                     ------------------------------------------
                                        Rocco B. Commisso,
                                        Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                      Title                                   Date
               ---------                                      -----                                   ----

/s/ ROCCO B. COMMISSO                    Chairman and Chief Executive Officer (Principal        November 5, 2001
--------------------------------------   Executive Officer )
Rocco B. Commisso

/s/ MARK E. STEPHAN                      Senior Vice President, Chief Financial Officer,        November 5, 2001
-------------------------------------    Treasurer and Director (Principal Financial and
Mark E. Stephan                          Accounting Officer)




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